FORM S-8
                        REGISTRATION STATEMENT UNDER
                         THE SECURITIES ACT OF 1933

                           PETER KIEWIT SONS', INC.
             (Exact name of registrant as specified in its charter)

Delaware						                                            				    47-0210602
(State of incorporation) 		                   					         (I.R.S. Employer
                                                         Identification No.)
1000 Kiewit Plaza
Omaha, Nebraska		                                            								  68131
(Address of principal		                             							       (Zip code)
 executive offices)

                            PETER KIEWIT SONS', INC.
                            1995 CLASS D STOCK PLAN
                            (Full title of the plan)

                            Matthew J. Johnson, Esq.
                            Peter Kiewit Sons', Inc.
                               3555 Farnam Street
                            Omaha, Nebraska   68131
                                 (402) 536-3613
                       (Name, address and telephone number
                              of agent for service)



                        Calculation of Registration Fee

                                    Proposed
                                    Maximum	      Proposed
                         Amount		   Offering		    Maximum	    Amount of
Title of Securities			   to be		    Price Per	    Offering		  Registration
to be Registered				   Registered1 	Share2 		     Price3 		   Fee
____________________________________________________________________________

Class D Diversified		   	600,000	  	$54.25     		$32,550,000   	$9,864
Group Convertible		     	shares
Exchangeable
Common Stock, par value
$.0625 per share

-----------------------
1 Represents the shares of Class D Stock issuable pursuant to the Peter Kiewit Sons', Inc. 1995 Class D Stock Plan, as amended November 10, 1997 (the "Plan").

2  Calculated pursuant to Rule 457(h) under the Act.

3  Calculated pursuant to Rule 457(h) under the Act.


                      Calculation of Registration Fee

                                  Proposed
                                  Maximum	   Proposed
                       Amount		   Offering		 Maximum	      Amount of
Title of Securities  		to be		    Price Per	 Offering		    Registration
to be Registered	  		Registered4 	Share5 	  	Price6 		     Fee
____________________________________________________________________________

Class D Diversified			175,000		   $49.50		   $8,662,500	    $2,625
Group Convertible
Exchangeable
Common Stock; par value
$.0625 per share

Class D Diversified			783,329		   $45.00		  $35,249,805	   $10,682
Group Convertible
Exchangeable
Common Stock; par value
$.0625 per share

Class D Diversified		 225,000		   $40.40		   $9,090,000	    $2,755
Group Convertible
Exchangeable
Common Stock; par value
$.0625 per share

-----------------------
4 Represents the shares of Class D Stock issuable pursuant to the Peter Kiewit Sons', Inc. 1995 Class D Stock Plan (the "Plan").

5  Calculated pursuant to Rule 457(h) under the Act.

6  Calculated pursuant to Rule 457(h) under the Act.




                                  PART I

           INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Items 1 and 2.

The information furnished to participants is not required to be filed with this registration statement.

                                   PART II

           INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   Incorporation of Certain Documents by Reference

The following documents filed with the Securities and Exchange Commission by the Company are incorporated by reference in this registration statement:

     (a)	The Company's annual report on Form 10-K for the fiscal year ended
December 28, 1996.

     (b)	The Company's quarterly reports in Form 10-Q for the quarters ended
March 31, 1997, June 30, 1997 and September 30, 1997.

     (c)	All other reports filed pursuant to Sections 13(a) or 15(d) of the
Securities Exchange Act of 1934 since December 28, 1996.

     (d)	The description of the Company's Class D Diversified Group Convertible
Exchangeable Common Stock ("Class D Stock") contained in the Company's
Registration Statement on Form S-4 filed November 10, 1997 (SEC File No. 333-
34627).

All documents filed hereafter by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, will be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.


Item 4.  Description of Securities

Inapplicable.



Item 5.  Interests of Named Experts and Counsel

The legality of the securities offered by this Prospectus have been passed upon for the Company by Matthew J. Johnson, Vice President-Legal of the Company.
Mr. Johnson owns shares of the Company's Class D Stock, and will be granted options to purchase Class D Stock pursuant to the Plan.


Item 6.  Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law permits a corporation to indemnify its officers and directors to the extent provided in that statute. The Company's Certificate of Incorporation and By-laws contain provisions intended to indemnify officers and directors against liability to the fullest extent permitted by applicable law. The Delaware General Corporation Law empowers the Company to maintain insurance on behalf of officers and directors against liabilities incurred while acting in such capacities.
The Company maintains such insurance.


Item 7.  Exemption from Registration Claimed

	Inapplicable.


Item 8.  Exhibits

Exhibits filed as a part of this Registration Statement are listed below. Exhibits incorporated by reference are indicated in parentheses.

Exhibit
Number 	    Description

4.1		       Restated Certificate of Incorporation (Exhibit 3.1 to the
            Company's Annual Report on Form 10-K for 1991).

4.2		       Certificate of Amendment of Restated Certificate of
            Incorporation (Appendix E-I to the Proxy Statement/Joint Prospectus included in the Company's Registration Statement on Form S-4 (No. 333-34627)).

4.3 		      By-laws (Exhibit 3.4 to the Company's Annual Report on Form 10-K
            for 1992).

4.4		       Peter Kiewit Sons', Inc. 1995 Class D Stock Plan, as amended
            November 10, 1997.

5		         Opinion of Matthew J. Johnson, Esq., with respect to legality of securities being registered.

23.1	      	Consent of Coopers & Lybrand L.L.P.

23.2	      	Consent of Counsel (included in Exhibit 5).

24        		Power of Attorney (set forth in signature page to this
            Registration Statement).


Item 9.  Undertakings

(a)	The undersigned registrant hereby undertakes:

    (1)	To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

   	(i)	to include any prospectus required by Section 10(a)(3) of the
Securities Act;

    (ii)	to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

    (iii)	to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration
Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)	That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered, and the offering of such securities at that time shall be deemed to be the initial bona fide offering.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(d)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange
Commission such indemnification is against public policy as expressed in the
Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is
against public policy as expressed in the Act and will be governed by the finaladjudication of issue.


                           POWER OF ATTORNEY

Each of the undersigned officers and directors of the Company hereby severally constitutes and appoints Terrence J. Ferguson and Matthew J. Johnson, and each of them, their true and lawful attorneys-in-fact for the undersigned, in any and all capacities, each with full power of substitution, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same with exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact, or any of them, may lawfully do or cause to be done by virtue hereof.



                                 SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, State of Nebraska on the 9th day of December, 1997.

                                          PETER KIEWIT SONS', INC.

                                      By: /s/ Walter Scott, Jr.
                                          Walter Scott, Jr.
                                          President

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities indicated on the 9th day of December, 1997.


/s/ Walter Scott, Jr.	            Chairman of the Board and President
Walter Scott, Jr.            					(principal executive officer)


/s/ Eric J. Mortensen           		Controller
Eric J. Mortensen            					(principal financial and accounting officer)


Richard W. Colf                 		Charles M. Harper
Richard W. Colf, Director		     		Charles M. Harper, Director


/s/ James Q. Crowe            		 /s/ Richard R. Jaros
James Q. Crowe, Director		     		Richard R. Jaros, Director


Robert B. Daugherty            		/s/ Tait P. Johnson
Robert B. Daugherty, Director				Tait P. Johnson, Director


Richard Geary                  		Peter Kiewit, Jr.
Richard Geary, Director		      		Peter Kiewit, Jr., Director


/s/ Bruce E. Grewcock          		Allan K. Kirkwood
Bruce E. Grewcock, Director		  		Allan K. Kirkwood, Director


/s/ William L. Grewcock       		/s/ Kenneth E. Stinson
William L. Grewcock, Director	 	Kenneth E. Stinson, Director


                             		/s/ George B. Toll, Jr.
                        							George B. Toll, Jr., Director



                       PETER KIEWIT SONS', INC.

                         INDEX TO EXHIBITS



Exhibit
No.		      Description of Exhibit


4.4		      Peter Kiewit Sons', Inc. 1995 Class D Stock Plan (as amended
           November 10, 1997)

5	        	Legal opinion of Matthew J. Johnson, Esq.

23.1		     Consent of Coopers & Lybrand L.L.P.